     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 15, 1995

                                                               FILE NO. 33-

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                      VIRGINIA ELECTRIC AND POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                VIRGINIA                               54-0418825
                                          (I.R.S. EMPLOYER IDENTIFICATION NO.)
        (STATE OF INCORPORATION)

                               ----------------

      ONE JAMES RIVER PLAZA, RICHMOND, VIRGINIA 23219-3932 (804) 771-3000 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

   J. KENNERLY DAVIS, JR., VICE PRESIDENT, TREASURER AND CORPORATE SECRETARY PHILIP W. NICHOLS, CASH MANAGEMENT ADMINISTRATOR VIRGINIA ELECTRIC AND POWER COMPANY ONE JAMES RIVER PLAZA, RICHMOND, VIRGINIA 23219-3932 (804) 771-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                   COPIES TO:
  JOHN J. BEARDSWORTH, JR. RIVERFRONT    ROBERT L. BURRUS, JR. ONE JAMES CENTER
  PLAZA, EAST TOWER RICHMOND, VIRGINIA       RICHMOND, VIRGINIA 23219-4030
               23219-4074

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER EFFECTIVENESS.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                           PROPOSED       PROPOSED
                                            MAXIMUM       MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT       OFFERING      AGGREGATE      AMOUNT OF
    SECURITIES TO BE          TO BE          PRICE        OFFERING     REGISTRATION
       REGISTERED           REGISTERED    PER UNIT(*)     PRICE(*)         FEE
- -----------------------------------------------------------------------------------
Medium-Term Notes......  U.S.$200,000,000    100%     U.S.$200,000,000   $68,966

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(*) Exclusive of accrued interest and estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                      VIRGINIA ELECTRIC AND POWER COMPANY

                               U.S. $200,000,000

                          MEDIUM-TERM NOTES, SERIES F
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

                                ---------------

  Virginia Electric and Power Company (the Company) expects to offer from time to time up to U.S. $200,000,000 aggregate principal amount, or its equivalent in foreign currencies or currency units (based upon the applicable exchange rate at the time of offering), of its unsecured Medium-Term Notes, Series F (the Notes) having maturities from 9 months to 30 years from the date of issue. The Notes may be denominated in U.S. dollars or in a foreign currency or currency unit (a Specified Currency) that the Company designates at the time of offering. The Specified Currency for each Note will be set forth in a supplement to this Prospectus (the Pricing Supplement) for such Note. Any terms relating to Notes being denominated in a Specified Currency other than U.S. dollars will also be set forth in such Pricing Supplement. The Interest Rate on each Note will be either a Fixed Rate established by the Company at the date of issue of such Note (a Fixed Rate Note), or a Floating Rate as set forth therein and specified in the applicable Pricing Supplement (a Floating Rate Note). The Company reserves the right to change at any time the interest rates at which, Specified Currencies in which, and other terms and conditions under which, Notes are offered for sale. No Note will be subject to any terms for the conversion thereof into any other security, any sinking fund, or any other rights except as expressly described in this Prospectus or in the Pricing Supplement pertaining to said Note and as provided for in the Note itself or the Indenture (as hereinafter defined) under which the Note is issued.

  Purchasers are required to pay for each Note in the Specified Currency for that Note, unless otherwise provided in the Pricing Supplement. The Notes will be issued in fully registered certificated or book-entry form and, unless otherwise specified in the applicable Pricing Supplement, in minimum denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof or, in the case of any Note denominated in a Specified Currency other than U.S. dollars, in minimum denominations of the equivalent of U.S. $1,000 in the Specified Currency (rounded down to an integral multiple of 1,000 units of such Specified Currency), and in any amount in excess thereof that is an integral multiple of 1,000 units of the Specified Currency, as the case may be. Beneficial interests in Notes issued in book-entry form will be shown on, and transfers thereof will be effected only through, records maintained by The Depository Trust Company (the Depositary) and its participants. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only under the limited circumstances described herein. See Description of the Notes--Book-Entry Notes.

  Notes denominated in U.S. dollars may be subject to redemption, at the option of the Company, as described under Description of the Notes. Interest on Fixed Rate Notes will accrue from their dates of issue and will be payable semiannually on the dates set forth in the applicable Pricing Supplement and at maturity or, if applicable, upon earlier redemption. Interest on Floating Rate Notes will accrue from their dates of issue and will be payable on the dates set forth herein and in the applicable Pricing Supplement, and at maturity or, if applicable, upon earlier redemption.

  FOR A STATEMENT OF THE RISK FACTORS ASSOCIATED WITH THE OWNERSHIP OF NOTES DENOMINATED IN NON-U.S. CURRENCIES, SEE IMPORTANT INFORMATION AND FOREIGN CURRENCY RISKS.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES  AND
EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS   THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             PRICE TO        AGENTS' DISCOUNT AND            PROCEEDS TO
                             PUBLIC(1)          COMMISSIONS(2)             COMPANY(1)(2)(3)
- --------------------------------------------------------------------------------------------------
Per Note...............        100%              .125%-.750%               99.875%-99.250%
- --------------------------------------------------------------------------------------------------
Total..................  U.S. $200,000,000 U.S. $250,000-$1,500,000 U.S. $199,750,000-$198,500,000

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) The Price to Public will not exceed, in the aggregate, U.S. $200,000,000 or its equivalent in foreign currencies or currency units based upon the applicable exchange rate at the time of offering. Notes will be issued at 100% of the stated principal amount thereof, unless otherwise provided herein or in the Pricing Supplement relating thereto.
(2) The Company will pay Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co.
    Incorporated (the Agents, and each an Agent), respectively, a commission in U.S. dollars of from .125% to .750% of the principal amount of each Note sold through them, depending upon the Specified Currency and maturity of the Note sold, and may sell Notes to the Agents, as principal, at a discount equal to such commission for resale to investors and other purchasers at prevailing market prices at the time of resale as determined by such Agent or, if so agreed, at a fixed public offering price. The
    Company has agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act of 1933. In the case of Notes sold directly to investors by the Company, no discount will be allowed or commission paid.
(3) Before deduction of expenses payable by the Company estimated at U.S. $300,000.

                              -------------------

  Offers to purchase the Notes will be solicited from time to time by the Agents, who have agreed to use their best efforts to solicit offers to purchase the Notes. The Agents may also purchase Notes on their own behalf. The Company reserves the right to sell Notes directly to purchasers on its own behalf. There can be no assurance that any of the Notes offered by this Prospectus will be sold or that there will be a secondary market therefor. The Company reserves the right to withdraw, cancel or modify the offering of the Notes or cease the offering of Notes in any particular Specified Currency, without notice. The Company or the Agents may reject, in whole or in part, any order for a purchase of Notes. No termination date for the offering of Notes has been established. See Plan of Distribution.

                              -------------------

MERRILL LYNCH & CO.
                        GOLDMAN, SACHS & CO.
                                                            MORGAN STANLEY & CO.
                                                            INCORPORATED

                                ---------------

                  The date of this Prospectus is June  , 1995

                             AVAILABLE INFORMATION

  THE COMPANY IS SUBJECT TO THE INFORMATION REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (THE 1934 ACT) AND, IN ACCORDANCE THEREWITH, FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE COMMISSION). REPORTS AND OTHER INFORMATION FILED BY THE COMPANY CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE COMMISSION AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549-1004, AND AT THE FOLLOWING REGIONAL OFFICES: CHICAGO REGIONAL OFFICE, EVERETT NORTHWESTERN ATRIUM CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661; AND NEW YORK REGIONAL OFFICE, 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK 10048. COPIES OF SUCH MATERIAL ALSO CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE COMMISSION AT 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549-1004, AT PRESCRIBED RATES. CERTAIN SECURITIES OF THE COMPANY ARE LISTED ON THE NEW YORK STOCK EXCHANGE. REPORTS AND OTHER INFORMATION CONCERNING THE COMPANY CAN BE INSPECTED AT THE OFFICE OF THE NEW YORK STOCK EXCHANGE, ROOM 401, 20 BROAD STREET, NEW YORK, NEW YORK 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    3. The Company's Current Reports on Form 8-K, dated February 21, 1995, March 22, 1995 and April 17, 1995.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Notes shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, upon request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Corporate Secretary, Virginia Electric and Power Company, One James River Plaza, P.O. Box 26666, Richmond, Virginia 23261-6666, telephone
(804) 771-3000.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE NOTES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             IMPORTANT INFORMATION

  THE INFORMATION SET FORTH IN THIS PROSPECTUS AND ANY SUPPLEMENT HERETO IS DIRECTED TO PROSPECTIVE PURCHASERS WHO ARE UNITED STATES RESIDENTS, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS WHO ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES WITH RESPECT TO ANY MATTERS THAT MAY AFFECT THE PURCHASE, HOLDING OR RECEIPT OF PAYMENTS OF PRINCIPAL OF (AND PREMIUM, IF ANY) AND INTEREST ON THE NOTES. SUCH PERSONS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISERS WITH REGARD TO SUCH MATTERS.

  Unless otherwise specified in the applicable Pricing Supplement, purchasers are required to pay for each Note in the Specified Currency for such Note. Payments of principal of (and premium, if any) and interest on such Note will be made in that Specified Currency or, at the election and at the expense of the holder of such Note, will be converted to and made in U.S. dollars by the Company through Chemical Bank, in its capacity as exchange rate agent or such other person as appointed by the Company (the Exchange Rate Agent). At the present time there are limited facilities in the United States for the conversion of U.S. dollars into the Specified Currencies and vice versa, and banks do not offer non-U.S. dollar checking or savings account facilities in the United States. Accordingly, unless otherwise specified in the applicable Pricing Supplement or unless alternative arrangements are made with the Exchange Rate Agent, payments of principal and interest made in a Specified Currency other than U.S. dollars will be made to an account at a bank outside of the United States. See Description of the Notes.

  In the event that the Specified Currency (other than U.S. dollars) in which a payment of principal of or interest on a Note is payable is not available to the Company due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to the holder of such Note by making such payment in U.S. dollars on the basis of the applicable Exchange Rate (defined as the noon buying rate in New York City for cable transfers for such Specified Currency, as certified for customs purposes by the Federal Reserve Bank of New York or, in the case of European Currency Units (ECU's), the rate of exchange determined by the Commission of the European Communities or any successor thereto, as published in the Official Journal of the European Communities or any successor publication) as of the most recent date on which an Exchange Rate was available. See Foreign Currency Risks.

  References to "U.S. dollars", "U.S. $", "dollars" or "$" in this Prospectus or any Supplement hereto are to the legal currency of the United States of America.

  As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or executive order to close in New York City provided, however, that, with respect to Foreign Currency Notes the payment of which is to be made in a Specified Currency other than U.S. dollars, such day is also not a day on which banking institutions are authorized or required by law or executive order to close in the Principal Financial Center (as defined below) of the country of such Specified Currency (or, in the case of the ECU, is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made); provided, further, that, with respect to Notes as to which LIBOR is an applicable Interest Rate Basis, such day is also a London Business Day (as defined below). "London Business Day" means any day (i) if the Index Currency (as defined below) is other than ECU, on which dealings in such Index Currency are transacted in the London interbank market or (ii) if the Index Currency is ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made. "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency or the Specified Currency, as the case may be, except that with respect to United States dollars, Deutsche Marks, Dutch Guilders, Italian Lire, Swiss Francs and ECUs, the Principal Financial Center shall be New York City, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively.

                                 THE PROSPECTUS

  The Prospectus to be delivered in connection with the sale of any Note will consist of the following documents, which, unless the context otherwise requires, are collectively referred to herein as the "Prospectus";

    (1) this Prospectus for the Medium-Term Notes, Series F, dated June , 1995; and

    (2) the Pricing Supplement for the Note(s) being sold, which will state the principal amount, the Specified Currency, interest rate, interest payment dates, issue date, redemption terms, if any, and maturity date of the Note(s) to which it pertains and, if any such Note is denominated in a Specified Currency other than U.S. dollars, will include information relative to the Specified Currency.

                                  THE COMPANY

  The Company was incorporated in Virginia in 1909, and has its principal office at One James River Plaza, Richmond, Virginia 23219-3932, telephone (804) 771-3000. The Company is a wholly-owned subsidiary of Dominion Resources, Inc. (Dominion Resources).

  The Company is a regulated public utility engaged in the generation, purchase, transmission, distribution and sale of electric energy within a 30,000 square mile service area in Virginia and in northeastern North Carolina. It transacts business under the name Virginia Power in Virginia and under the name North Carolina Power in North Carolina. Its Virginia service area comprises about 65% of Virginia's total land area but accounts for over 80% of its population.

                                USE OF PROCEEDS

  The proceeds from the sale of the Notes will be added to the general funds of the Company and will be used to meet a portion of its capital requirements. Such requirements consist principally of construction, upgrading and maintenance expenditures and refunding of outstanding securities. For a more detailed discussion of the Company's capital requirements and its financing program, see Business--Capital Requirements and Financing Program and Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's most recent Annual Report on Form 10-K (incorporated herein by reference).

                       RATIO OF EARNINGS TO FIXED CHARGES

  In the ratio of earnings to fixed charges, earnings are determined by adding taxes on income and fixed charges to Net Income. Fixed charges consist of interest charges (without reduction for Allowance for Funds Used During Construction) on long-term and short-term debt, and such portion of rentals as is representative of the interest factor. These earnings are then divided by total fixed charges.

                                              12 MONTHS
                                                ENDED             YEAR
                                              MARCH 31, ------------------------
                                                1995    1994 1993 1992 1991 1990
                                              --------- ---- ---- ---- ---- ----
Ratio of earnings to fixed charges...........   3.08    3.19 3.36 3.02 2.93 2.69

                            DESCRIPTION OF THE NOTES

  The Notes will be issued under an Indenture, dated as of April 1, 1988, as supplemented by a First Supplemental Indenture, dated August 1, 1989, (the Indenture) between the Company and Chemical Bank, a New York banking corporation, as trustee (the Trustee). The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Indenture. Wherever particular provisions of the Indenture are referred to in the following discussion, such provisions are incorporated by reference as a part of the statements made herein, and the statements herein are qualified in their entirety by such reference. Except as otherwise provided, capitalized terms used in this Prospectus shall have the meanings ascribed thereto in the Indenture.

GENERAL

  The terms and conditions set forth hereunder will apply to each Note unless otherwise specified herein or in the applicable Pricing Supplement and in such Note. The Notes will be issued in fully registered certificated or book-entry form only and will constitute a series of Securities in the maximum aggregate principal amount of U.S. $200,000,000, or its equivalent in foreign currencies or currency units, issued under the Indenture. Notes issued in certificated form will be represented by certificates delivered to the purchasers designated by the Agent. Notes issued in book-entry form will be represented by certificates deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee (Book-Entry Notes).

  The Notes will be offered on a continuing basis and each Note will mature from 9 months to 30 years from its date of issue, as selected by the purchaser and agreed to by the Company prior to the issuance thereof.

  Interest rates offered by the Company with respect to the Notes may differ depending upon, among other things, the aggregate principal amount of the Notes purchased in any single transaction.

  The Pricing Supplement for each Note will state the following: (1) the principal amount of such Note; (2) the Specified Currency in which such Note is denominated, including composite currencies such as the ECU; (3) the date on which such Note will be issued; (4) the Stated Maturity of such note; (5) the Fixed Rate if a Fixed Rate Note or, if a Floating Rate Note, the Base Rate at which such Note will bear interest (including the Spread and/or Spread Multiplier (each as defined below) applicable thereto and any Minimum and/or Maximum Interest Rates (each as defined below) applicable thereto); (6) the specified Interest Payment Date (as defined below); (7) the redemption terms, if any, of such Note; and (8) additional terms (if any) applicable to such Note. If the Note is denominated in a Specified Currency other than U.S. dollars, the Pricing Supplement will include information relative to the Specified Currency. PERSONS CONSIDERING PURCHASING NOTES DENOMINATED IN SPECIFIED CURRENCIES OTHER THAN U.S. DOLLARS ARE ADVISED TO CONSULT WITH THEIR INVESTMENT ADVISERS REGARDING EXCHANGE RATES AND CURRENCY CONTROLS IN EFFECT AT THE TIME NOTES ARE PURCHASED AND REGARDING THE RISKS OF NON-U.S. CURRENCY DENOMINATED INVESTMENTS. See Foreign Currency Risks herein.

INTEREST

 General

  Unless otherwise specified in the applicable Pricing Supplement, each Note will bear interest from its date of issue at the rate per annum, in the case of a Fixed Rate Note, or pursuant to the interest rate formula, in the case of a Floating Rate Note, in each case as specified in the applicable Pricing Supplement, until the principal thereof is paid or duly made available for payment. Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid with respect to the applicable Note) to but excluding the related Interest Payment Date or the maturity date, or date of redemption as the case may be.

  Interest will be payable in arrears on each Interest Payment Date specified in the applicable Pricing Supplement on which an installment of interest is due and payable and on the maturity date or date of redemption. Unless otherwise specified in the applicable Pricing Supplement, the first payment of interest on any Note originally issued between a Record Date (as defined below) and the related Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Record Date to the Holder on such next succeeding Record Date. Unless otherwise specified in the applicable Pricing Supplement, a "Record Date" shall be the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date.

 Fixed Rate Notes

  Unless otherwise specified in the applicable Pricing Supplement, the "Interest Payment Dates" for the Fixed Rate Notes will be January 1 and July 1 of each year and the maturity date or date of redemption. Unless otherwise specified in the applicable Pricing Supplement, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

  If any Interest Payment Date or the maturity date (or date of redemption) of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such Interest Payment Date or the maturity date (or date of redemption), as the case may be, to the date of such payment on the next succeeding Business Day.

 Floating Rate Notes

  Each Floating Rate Note will bear interest from the date of issuance until the principal thereof is paid or made available for payment at a rate determined by reference to an interest rate basis or formula (the Base Rate), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below). The applicable Pricing Supplement will designate one or more of the following Base Rates as applicable to each Floating Rate Note: (a) the CD Rate (a CD Rate Note), (b) the Commercial Paper Rate (a Commercial Paper Rate Note),
(c) the Federal Funds Rate (a Federal Funds Rate Note), (d) LIBOR (a LIBOR
Note), (e) the Prime Rate (a Prime Rate Note), (f) the Treasury Rate (a Treasury Rate Note), (g) the CMT Rate (a CMT Rate Note) or (h) such other Base Rate or interest rate formula as is set forth in such Pricing Supplement and in such Floating Rate Note. The Index Maturity for any Floating Rate Note is the period of maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the interest rate on each Floating Rate Note will be calculated by reference to the specified Base Rate (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any. The "Spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable Pricing Supplement to be added to or subtracted from the Base Rate for such Floating Rate Note, and the "Spread Multiplier" is the percentage specified in the applicable Pricing Supplement to be applied to the Base Rate for such Floating Rate Note.

  As specified in the applicable Pricing Supplement, a Floating Rate Note may also have either or both of the following: (i) a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period (Maximum Interest Rate); and (ii) a minimum limitation, or floor, on the rate of interest which may accrue during any interest period (Minimum Interest
Rate). In addition to any Maximum Interest Rate that may be applicable to any Floating Rate Note pursuant to the above provisions, the interest rate on a Floating Rate Note will in no event be higher than the maximum rate from time to time permitted by New York law, as the same may be modified by United States law of general application.

  Unless otherwise specified in the applicable Pricing Supplement, the rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the Interest Reset Period for such Note, and the first day of each Interest Reset Period being an Interest Reset Date), as specified in the applicable Pricing Supplement. Unless otherwise specified in the Pricing Supplement, the Interest Reset Date will be, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) which reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes which reset weekly, the Tuesday of each week, except as provided below; in the case of Floating Rate Notes which reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes which reset quarterly, the third Wednesday of March, June, September and December, in the case of Floating Rate Notes which reset semiannually, the third Wednesday of two months of each year, as specified in the applicable Pricing Supplement; and in the case of Floating Rate Notes which reset annually, the third Wednesday of one month of each year, as specified in the applicable Pricing Supplement; provided, however, that the interest rate in effect from the date of issue to the first Interest Reset Date with respect to a Floating Rate Note will be the initial interest rate set forth in the applicable Pricing Supplement (the Initial Interest Rate). If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

  Except as provided below, unless otherwise specified in the applicable Pricing Supplement, interest on Floating Rate Notes will be payable: (i) in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified in the applicable Pricing Supplement; (ii) in the case of Floating Rate Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December;
(iii) in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third

Wednesday of the two months specified in the applicable Pricing Supplement; and
(iv) in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the month specified in the applicable Pricing Supplement. If any Interest Payment Date for any Floating Rate Note would fall on a day that is not a Business Day with respect to such Floating Rate Note, such Interest Payment Date will be postponed to the following day that is a Business Day with respect to such Floating Rate Note, except that, in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such LIBOR Note. If the maturity date or any earlier redemption date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity or redemption date, as the case may be.

  With respect to a Floating Rate Note, accrued interest shall be calculated by multiplying the principal amount of such Floating Rate Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. Unless otherwise specified in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360, in the case of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, LIBOR Notes and Prime Rate Notes or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes. All percentages used in or resulting from any calculation of the rate of interest on a Floating Rate Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation on Floating Rate Notes will be rounded to the nearest cent, with one-half cent rounded upward. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest Rate).

  Unless otherwise stated in the applicable Pricing Supplement, the calculation agent (the Calculation Agent) with respect to any issue of Floating Rate Notes shall be Chemical Bank. Upon the request of the holder of any Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Note.

  The "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, CMT Rate Notes and Prime Rate Notes will be the second Business Day next preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Business Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, such Interest Reset Date will be the next following Business Day.

  Unless otherwise specified in the applicable Pricing Supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date, as the case may be.

  Interest rates will be determined by the Calculation Agent as follows:

 CD Rate Notes

  CD Rate Notes will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "CD Rate" means, with respect to any Interest Determination Date, the rate on such date for negotiable certificates of deposit having the Index Maturity designated in the applicable Pricing Supplement as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System (H.15(519)) under the heading "CDs (Secondary Market)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate will be the rate on such Interest Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Pricing Supplement as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" (the Composite Quotations) under the heading "Certificates of Deposit." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the CD Rate on such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such Interest Determination Date for certificates of deposit in an amount that is representative for a single transaction at that time with a remaining maturity closest to the Index Maturity designated in the Pricing Supplement of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the CD Rate in effect for the applicable period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CD Rate Notes for which such CD Rate is being determined shall be the Initial Interest Rate).

 Commercial Paper Rate Notes

  Commercial Paper Rate Notes will bear interest at the interest rate (calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) of the rate on such date for commercial paper having the Index Maturity specified in the applicable Pricing Supplement, as such rate shall be published in H.15(519), under the heading "Commercial Paper." In the event that such rate is not published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet available in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Interest Determination Date of three leading dealers of commercial paper in New York City selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate in effect for the applicable period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Commercial Paper Rate Notes for which such Commercial Paper Rate is being determined shall be the Initial Interest Rate).

  "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                         D X 360
                      -------------
Money Market Yield =                X 100
                      360 - (D X M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days for which interest is being calculated.

 Federal Funds Rate Notes

  Federal Funds Rate Notes will bear interest at the interest rate (calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on such date for Federal funds as published in H.15(519) under the heading "Federal Funds (Effective)," or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in the Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not yet published in either H.15(519) or the Composite Quotations by 3:00 P.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Federal Funds Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight Federal funds, as of 9:00 A.M., New York City time, on such Interest Determination Date, arranged by three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as set forth above, the Federal Funds Rate in effect for the applicable period will be the same as the Federal Funds Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Federal Funds Rate Notes for which such Federal Funds Rate is being determined shall be the Initial Interest
Rate).

 LIBOR Notes

  LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "LIBOR" for each Interest Determination Date will be determined by the Calculation Agent as follows:

    (i) As of the Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified in the applicable Pricing Supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such Interest Determination Date, that appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable Pricing Supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such Interest Determination Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date. If fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) (or no rate appears, if as aforesaid, only a single rate is required) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), LIBOR in respect of the related Interest Determination Date will be determined as if the parties had specified the rate described in clause (ii) below.

    (ii) With respect to an Interest Determination Date on which fewer than two offered rates appear (if "LIBOR Reuters" is specified in the applicable Pricing Supplement) (or on which no rate appears, if as aforesaid, only a single rate is required) or no rate appears (if "LIBOR Telerate" is specified in the applicable Pricing Supplement), the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Pricing Supplement, commencing on the second London Business Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such Interest Determination Date and in a principal amount of not less than $1,000,000 (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M. (or such other time specified in the applicable Pricing Supplement), in the applicable Principal Financial Center for the country of the Index Currency on such Interest Determination Date, by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Pricing Supplement and in a principal amount of not less than $1,000,000 commencing on the second London Business Day immediately following such Interest Determination Date (or the equivalent in the Index Currency, if the Index Currency is not the U.S. dollar) that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR in effect for the applicable period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the LIBOR Notes for which such LIBOR is being determined shall be the Initial Interest Rate).

  "Index Currency" means the currency (including composite currencies) specified in the applicable Pricing Supplement as the currency for which LIBOR shall be calculated. If no such currency is specified in the applicable Pricing Supplement, the Index Currency shall be U.S. dollars.

  "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable Pricing Supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated in the applicable Pricing Supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable Pricing Supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, Page 3750) had been specified.

 Prime Rate Notes

  Prime Rate Notes will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Prime Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, "Prime Rate" means, with respect to any Interest Determination Date, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan." If such rate is not yet published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the Prime Rate for such Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Interest Determination Date, or, if fewer than four such rates appear on the Reuters Screen NYMF Page for such Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by at least two of the three major money center banks in New York City selected by the Calculation Agent from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent to quote such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid by the Calculation Agent are not quoting as set forth above, the "Prime Rate" in effect for the applicable period will be the same as the Prime Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Prime Rate Notes for which such Prime Rate is being determined shall be the Initial Rate). "Reuters Screen NYMF Page" means the display designated as Page "NYMF" on the Reuters Monitor Money Rates Services (or such other page as may replace the NYMF Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

 Treasury Rate Notes

  Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise specified in the applicable Pricing Supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on such date of direct obligations of the United States (Treasury Bills) having the Index Maturity designated in the applicable Pricing Supplement, as published in H.15(519) under the heading "Treasury Bills auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Interest Determination Date, the auction average rate on such Interest Determination Date (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity designated in the applicable Pricing Supplement are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on such Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) calculated using the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable Pricing Supplement; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the Treasury Rate Notes for which the Treasury Rate is being determined shall be the Initial Interest Rate).

 CMT Rate Notes

  CMT Rate Notes will bear interest at the interest rate (calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CMT Rate Notes and in the applicable Pricing Supplement.

  Unless otherwise indicated in an applicable Pricing Supplement, "CMT Rate" means, with respect to any Interest Determination Date, the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption
". . .Treasury Constant Maturities. . .Federal Reserve Board Release
H.15. . .Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, such Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published, or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such Interest Determination Date will be such Treasury Constant Maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for the Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a Reference Dealer) in New York City (which may include the Agents or their affiliates) selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent, after consultation with the Company, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States (Treasury notes) with an original maturity of approximately the Designated CMT Maturity Index and remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury notes quotations, the CMT Rate for such Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on the Interest Determination Date of three Reference Dealers in New York City (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S. $100,000,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the same as the CMT Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the rate of interest payable on the CMT Rate Notes for which the CMT Rate is being determined shall be the Initial Interest
Rate). If two Treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury note with the shorter remaining term to maturity will be used.

  "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page designated in an applicable Pricing Supplement (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified in the applicable Pricing Supplement, the Designated CMT Telerate Page shall be 7052, for the most recent week.

  "Designated CMT Maturity Index" shall be the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in an applicable Pricing Supplement with respect to which the CMT Rate will be calculated. If no such maturity is specified in the applicable Pricing Supplement, the Designated CMT Maturity Index shall be two years.

PURCHASE PRICE; REGISTERED FORM; MINIMUM DENOMINATION

  Each Note will be issued for a purchase price equal to 100% of the principal amount thereof (unless otherwise provided in the applicable Pricing Supplement) in fully registered certificated or book-entry form. Unless otherwise specified in the applicable Pricing Supplement, each Note will be issued in a minimum denomination of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof or, in the case of a Note denominated in a Specified Currency other than U.S. dollars, a minimum denomination of the equivalent of U.S. $1,000 in said Specified Currency, as determined by application of the Exchange Rate on the Business Day immediately preceding the trade date for such Notes, rounded down to an integral multiple of 1,000 units of such Specified Currency, and in any amount in excess thereof that is an integral multiple of 1,000 units of such Specified Currency. The Pricing Supplement with respect to each Note being offered will set forth the Stated Maturity thereof and the interest rate thereon.

REDEMPTION OR CONVERSION

  No Note will be subject to conversion, amortization, or any sinking fund, unless otherwise provided in the Pricing Supplement therefor. The Notes will be subject to redemption by the Company on and after their respective Redemption Dates, if any. Redemption Dates and the applicable Redemption Prices, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and on the applicable Note. If no Redemption Date or Redemption Price is indicated with respect to a Note, such Note will not be redeemable prior to Stated Maturity. On and after the Redemption Date, the applicable Note will be redeemable in whole or in part (provided that any remaining principal amount of such Note shall be equal to an authorized denomination thereof) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the date of redemption, on notice given not more than 60 nor less than 30 days prior to the date of redemption. Notwithstanding the foregoing, if a date prior to which the Company may not redeem the Note as a part of, or in anticipation of, a refunding operation (Limitation Date) is specified in the applicable Pricing Supplement, the Company may not redeem the Note prior to the Limitation Date as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of monies borrowed having an interest cost to the Company of less than the rate (Refunding Rate) specified in such Pricing Supplement.

PRIORITY

  All of the Notes will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. Substantially all of the Company's assets are subject to a first and prior lien in favor of holders of its First and Refunding Mortgage Bonds (the Bonds), of which approximately $2.9 billion aggregate principal amount are outstanding as of the date hereof. Additional Bonds of any series may be issued from time to time without limit in aggregate principal amount, but not in excess of the amount authorized by the Company's stockholder (presently $5 billion), subject to certain financial tests. Such tests presently would permit the issuance of approximately $.8 billion principal amount of Bonds in addition to those outstanding, for an aggregate principal amount of approximately $3.7 billion.

PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST

  Payments of principal of (and premium, if any) and interest on all Notes will be made by the Company to the registered owners of such Notes, which in the case of Book-Entry Notes is the Depositary or its nominee. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Note, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Company expects that the Depositary, upon receipt of any payment of principal of (and premium, if any) or interest in respect of a Book-Entry Note, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Book-Entry Note as shown on the records of the Depositary. The Company also expects that payments by participants to owners of beneficial interests in a Book-Entry Note will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

  Payments of principal of (and premium, if any) and interest on all Notes will be made in the applicable Specified Currency; provided, however, that Holders of Notes denominated in a Specified Currency other than U.S. dollars may, by following the procedures described in the next paragraph, elect to have principal and interest payments converted into U.S. dollars. Payments of principal of and interest on Notes made in a Specified Currency other than U.S. dollars will be made by wire transfer to an account designated by the Holder at a bank outside of the United States. Payments of principal of (and premium, if any) and interest on Notes paid in U.S. dollars and issued in certificated form will be made by wire transfer to an account designated by the Holder or, in the absence of such designation, by check mailed to the address of the Holder as it appears on the Security Register maintained by the Trustee acting in its capacity as Security Registrar for the Notes. The Holder shall make such designation by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 days prior to Stated Maturity (or date of redemption), or with respect to Notes denominated in a currency other than U.S. dollars, in connection with any transfer after such 16th day. Until such Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make such payment and all succeeding payments to such Holders of Notes by wire transfer to the designated account. Payments of interest with respect to Notes will be made to the Holder appearing on the Security Register on the applicable Record Date (as defined below) or, in the case of interest payable at Stated Maturity or earlier redemption, to the person presenting the Note for payment of principal (and premium, if any).

  The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment of the principal of and interest on the
Note in U.S. dollars by transmitting a written request for such payment to the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date or at least 16 days prior to Stated Maturity (or date of redemption), as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. The Holder of a Note denominated in a Specified Currency other than U.S. dollars may elect to receive payment in U.S. dollars for all principal and interest payments and need not file a separate election for each payment. Such election will remain in effect until such Note is transferred or until such election is changed by written notice to the Trustee, but written notice of any such change must be received by the Trustee on or prior to the Record Date or at least 16 days prior to the Stated Maturity (or date of redemption), as the case may be. Holders of Notes denominated in a Specified Currency other than U.S. dollars whose Notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in U.S. dollars may be made.

  The U.S. dollar amount to be received by a Holder of a Note denominated in a Specified Currency other than U.S. dollars who elects to receive one or more payments of principal and interest in U.S. dollars will be based on the highest bid quotation in New York City received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all Holders of Notes electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs in respect of any such payment will be borne by the Holder of the Note to which the payment relates by deduction from such payment.

  The "Record Date" with respect to any Interest Payment Date shall be the fifteenth day of the month preceding such Interest Payment Date, whether or not such day is a Business Day. Notwithstanding the foregoing, in the case of a
Note issued between a Record Date and the Interest Payment Date relating to such Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date will be paid to the person to whom such Note shall have been originally issued. Payments of the principal of (and premium, if any) and interest on a Note at Stated Maturity, or earlier redemption will be made in immediately available funds (at a bank outside the United States, in the case of payments made in a Specified Currency other than U.S. dollars) in the Specified Currency, upon surrender of the Note to the Trustee. See Important Information and Foreign Currency Risks.

  In order for a Holder of a Note who has elected to receive payments of interest and principal in a Specified Currency other than U.S. dollars to receive such payments by wire transfer, such Holder must designate an appropriate account with a bank located in the country of such Specified Currency. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in New York City on or prior to the Record Date for an Interest Payment Date or at least 16 days prior to Stated Maturity (or date of redemption) or in connection with any transfer after such 16th day. Until such Note is transferred or until the Trustee receives notice to the contrary, the Trustee will make such payments to such Holder by wire transfer to the designated account. If a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, a notice will be mailed to the Holder of such a Note at its registered address requesting such information, and no such payment shall be made until such designation is made. The Company will pay any administrative costs imposed by banks in connection with making wire transfers of payments, but any tax, assessment, governmental or other charges imposed upon such payments will be borne by the Holder of the Note in respect of which the payment is made and deducted from said payment.

  The Trustee maintains in the Borough of Manhattan, New York City, an office where Notes may be presented for payment and may be transferred or exchanged. Principal (and premium, if any) and interest at the Stated Maturity or upon earlier redemption will be payable, and Notes will be transferable, at the Corporate Trust Office of the Trustees, which presently is located at 450 W. 33rd Street, New York, New York 10001.

UNAVAILABILITY OF PAYMENT CURRENCY

  If the principal of, or interest on, any Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof on the date such payments are due, because of the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to Holders of the Notes by making such payment in U.S. dollars on the basis of the Exchange Rate as of the most recent date prior thereto on which an Exchange Rate was available. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. A determination made in good faith by the Company as to the unavailability of a currency shall be binding upon the Trustee and the Holders of Notes. See Foreign Currency Risks.

BOOK-ENTRY NOTES

  The Notes may be issued in whole or in part in the form of one or more Book-Entry Notes which will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, a Book-Entry Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any nominee to a successor of the Depositary or a nominee of such successor.

  Upon the issuance of Notes by the Company represented by Book-Entry Notes, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of beneficial interests in each Book-Entry Note to the accounts of participants. The accounts to be credited shall be designated by the Agents or underwriters of such beneficial interests, as the case may be, or by the Company, if such beneficial interests are offered and sold directly by the Company. Ownership of beneficial interests in a Book-Entry Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Book-Entry Note will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary (with respect to interests of participants), or by participants or persons that may hold interests through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in a Book-Entry Note.

  So long as the Depositary or its nominee is the registered owner of a Book-Entry Note, the Depositary or its nominee, as the case may be, will be considered the Holder of such Book-Entry Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Book-Entry Note will not be entitled to have Notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in certificated form and will not be considered the owners or holders thereof under the Indenture.

  If the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Notes in certificated form in exchange for each Book-Entry Note. In addition, the Company may at any time determine not to have Book-Entry Notes, and, in such event, will issue Notes in certificated form in exchange for the beneficial interests in each Book-Entry Note. In either such instance, an owner of a beneficial interest in a Book-Entry Note will be entitled to physical delivery in certificated form of Notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Unless otherwise specified in the applicable Pricing Supplement, Notes so issued in certificated form will be issued in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof and will be issued in registered form only, without coupons.

  The Depositary has advised the Company and the Agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. The Depositary was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (including the Agents), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants.

THE INDENTURE

  The Indenture provides that, in addition to the Notes offered hereby, additional debt securities (including both interest bearing and original issue discount securities in both bearer form and certificated or book-entry registered form) may be issued thereunder, without limitation as to the aggregate principal amount (Section 301). The Indenture does not limit the amount of other debt, secured or unsecured, which may be issued by the Company.

  Except as may be described in the applicable Pricing Supplement, there are no covenants or other provisions in the Indenture providing for a put or increased interest or otherwise that would afford Holders of the Notes additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction. However, any such transaction would require regulatory approval, and management of the Company believes such approval would be unlikely for a transaction that would result in the Company having a highly leveraged capital structure.

  No service charge will be made for any transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

  The Indenture provides that the Notes may be issued at various times, may have differing Stated Maturities, may have varying redemption provisions and may bear interest at differing rates.

EVENTS OF DEFAULT

  The following constitute Events of Default under the Indenture with respect to the Notes: (1) default in the payment of principal of (and premium, if any) on any Note when due and the continuation thereof uncured for a period of three Business Days; (2) default in the payment of interest on any Note when due and the continuation thereof uncured for a period of 30 days; (3) default in the performance or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of one or more series of Securities other than the Notes), and the continuation thereof uncured for a period of 60 days after written notice as provided in the Indenture; (4) default in the payment of principal or interest on, or acceleration of, Securities of any other series issued under the Indenture or any other bond, debenture, note or other evidence of indebtedness for borrowed money, in an aggregate amount exceeding U.S. $5,000,000, of the Company which default is not cured or acceleration not annulled or indebtedness not discharged, within a period of 90 days after written notice as provided in the Indenture; and (5) certain events of bankruptcy, insolvency or reorganization (Section 501). No Event of Default with respect to the Notes necessarily constitutes an Event of Default with respect to other Securities issued under the Indenture.

  If an Event of Default with respect to the Notes occurs and is continuing, either the Trustee or the Holders of at least 33% in aggregate principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after a declaration of acceleration with respect to Notes has been made, but before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration (Section 502).

  The Indenture provides that, subject to the duty of the Trustee during the pendency of a default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity therefor (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or the exercise of any trust or power conferred on the Trustee, with respect to the Notes (Section
512). The right of the Holder of a Note to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of the principal of

(and premium, if any) and interest on the Note held by such Holder when due and to institute suit for the enforcement of any such right of payment (Sections 507 and 508). The Indenture provides that the Trustee, within 90 days after the occurrence of a default with respect to the Notes, is required to give the Holders of the Notes notice of such default unless cured or waived, provided that, except in the case of default in the payment of principal of (and premium, if any) or interest on any Note, the Trustee may withhold such notice if it determines it is in the interest of the Holders to do so (Section 602).

  The Company is required under the terms of the Indenture to furnish annually to the Trustee a statement as to the performance by the Company of certain of its obligations thereunder and as to any default in such performance (Section
1008).

CONCERNING THE TRUSTEE

  Chemical Bank, which is the Trustee under the Indenture, acts as a depository of funds of, has made or from time to time in the future may make loans to, and acts as trustee with respect to other debt of and performs certain other services for, the Company and certain of its affiliates in the normal course of its business. It has purchased, and is likely to purchase in the future, securities of the Company and its affiliates.

LISTING

  The Notes will not be listed on any national or regional securities exchange.

                             FOREIGN CURRENCY RISKS

EXCHANGE RATES

  An investment in Notes denominated in a foreign currency or currency unit entails significant risks that are not associated with Notes denominated in U.S. dollars. Such risks include, but are not limited to, the possibility of significant changes in rates of exchange between the U.S. dollar and various foreign currencies and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. The imposition or modification of exchange or currency controls is a sovereign right of governments. The risks associated with Notes denominated in foreign currencies or currency units also depend on economic and political events or actions over which the Company has no control. In past years, rates of exchange between the U.S. dollar and certain foreign currencies have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular rate of exchange that have occurred in the past are not necessarily indicative of fluctuations that may occur during the term of any Note denominated in a Specified Currency other than U.S. dollars. Depreciation of a Specified Currency against the U.S. dollar would result in a decrease in the effective yield of such Note below its stated interest rate and could result in a loss to the investor on a U.S. dollar basis.

EXCHANGE AND CURRENCY CONTROLS

  Governments have imposed from time to time, and may in the future impose or modify, exchange controls that would affect exchange rates as well as the availability of a Specified Currency (other than U.S. dollars) on the date interest payments are due or at a Note's maturity. The imposition or modification of exchange or currency controls may not be a matter of public knowledge prior to its occurrence. Even if there are no actual exchange controls, it is possible that a foreign currency or currency unit that is the Specified Currency for a particular Note would not be available on the date interest payments are due or at such Note's maturity. In that event, the Company will make required payments in U.S. dollars on the basis of the Exchange Rate (as defined under Important Information) as of the most recent date prior thereto for which an Exchange Rate is available. See Description of the Notes--Unavailability of Payment Currency. For holders of Notes denominated in a Specified Currency (other than U.S. dollars) who elect to receive payments of principal and interest in U.S. dollars, payments will nevertheless be made in the Specified Currency in the event bid quotations for the purchase of the Specified Currency for U.S. dollars are not available. See Description of the Notes--Payment of Principal, Premium and Interest.

GOVERNING LAW; JUDGMENTS

  The Notes will be governed by and construed in accordance with the laws of the State of New York. In the event an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a court in the United States, it is likely that such court would grant judgment relating to the Notes only in U.S. dollars. If an action based on Notes denominated in a Specified Currency other than U.S. dollars were commenced in a New York court, however, such court would render or enter a judgment or decree in the Specified Currency. Such judgment would then be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.

  THIS PROSPECTUS AND ANY ACCOMPANYING PRICING SUPPLEMENT DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN NOTES DENOMINATED IN A FOREIGN CURRENCY OR CURRENCY UNIT, AND THE COMPANY DISCLAIMS ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS OF SUCH RISKS AS THEY EXIST AT THE DATE OF THIS PROSPECTUS OR AS THEY MAY EXIST FROM TIME TO TIME. SUCH RISKS SHALL BE ASSUMED BY HOLDERS OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED IN A CURRENCY OR CURRENCY UNIT OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR INVESTORS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

           SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of Hunton & Williams, counsel to the Company, regarding certain U.S. federal income tax consequences of owning a Note. This opinion is based on current law and the facts described in this Prospectus. Counsel has not reviewed any of the particular Notes to be offered or any Pricing Supplement. Current law is subject to both prospective and retroactive change, and facts relevant to the tax consequences of holding a particular Note may differ from the facts described in this Prospectus. Prospective purchasers therefore should examine the Pricing Supplement applicable to a particular Note before purchasing any Note.

  THIS DISCUSSION DEALS ONLY WITH CERTAIN TAX CONSEQUENCES OF OWNING NOTES HELD AS CAPITAL ASSETS BY ORIGINAL PURCHASERS WHO ARE U.S. HOLDERS. A "U.S. HOLDER" IS A BENEFICIAL OWNER OF A NOTE THAT IS (i) A CITIZEN OR RESIDENT OF THE UNITED STATES, (ii) A CORPORATION OR PARTNERSHIP CREATED OR ORGANIZED IN THE UNITED STATES OR UNDER THE LAWS OF THE UNITED STATES OR ANY STATE OR (iii) AN ESTATE OR TRUST THE INCOME OF WHICH IS SUBJECT TO U.S. FEDERAL INCOME TAXATION REGARDLESS OF ITS SOURCE. COUNSEL EXPRESSES NO OPINION REGARDING THE TAX CONSEQUENCES TO PERSONS IN SPECIAL SITUATIONS, SUCH AS DEALERS IN SECURITIES OR CURRENCIES, PERSONS WHOSE FUNCTIONAL CURRENCY IS NOT THE U.S. DOLLAR, OR PERSONS HOLDING NOTES AS A HEDGE AGAINST CURRENCY RISKS OR AS A PART OF A LARGER INTEGRATED FINANCIAL TRANSACTION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF THE TAX LAWS OF STATES, LOCALITIES AND OTHER JURISDICTIONS.

PAYMENTS OF INTEREST

  Interest on a Note will be taxable to a U.S. Holder as ordinary interest income at the time of receipt or accrual in accordance with the U.S. Holder's tax accounting method. If interest is payable in a foreign currency or currency unit, the amount of interest income to a cash-basis U.S. Holder will be the U.S. dollar value of the foreign currency or currency unit on the date of payment, based on the exchange rate in effect on that date, whether or not the payment is converted into U.S. dollars. For an accrual-basis U.S. Holder, interest payable in a foreign currency or currency unit will be includible in income, whether or not the payment is converted into U.S. dollars, based upon either (i) the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, the average rate of exchange for the partial period within the taxable year (either, the Average Rate) or (ii) at the election of the holder, either (A) the spot rate on the last day of the interest accrual period, (B) with respect to a partial period, the spot rate on the last day of the taxable year, or (C) if the last day of the interest accrual period is within five business days of the date of receipt of such interest income, the spot rate on the date of such receipt (either the Elected Rate). The Average Rate for an accrual period or a partial period is the simple average of the exchange rates for each business day of such period or other average exchange rate for the period reasonably derived and consistently applied by the taxpayer. A U.S. Holder may make the election to translate foreign currency interest income on a Note into U.S. dollars at the Elected Rate by filing a statement clearly indicating that such election has been made with its first income tax return for which such election will be effective. Once a U.S. Holder properly elects the Elected Rate, such Rate must be applied consistently to all debt instruments held by such Holder in that year and thereafter and cannot be revoked without the consent of the Commissioner of the U.S. Internal Revenue Service (the Service).

  An accrual-basis U.S. Holder also will recognize income or loss from foreign currency-denominated interest payments (Interest Exchange Gain or Loss) equal to the difference between (i) the U.S. dollar value of the interest received with respect to an accrual period determined at the exchange rate on the date the payment is received and (ii) the U.S. dollar value of such interest determined at either the Average Rate or the Elected Rate with respect to such accrual period. The character of Interest Exchange Gain or Loss generally will be ordinary, and such ordinary income or loss generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the Service. A U.S. Holder's tax basis in foreign currency or currency units received as interest will be the U.S. dollar value of such foreign currency or currency units on the date received.

ORIGINAL ISSUE DISCOUNT

  Certain Notes may be issued with "original issue discount" within the meaning of section 1273(a) of the Internal Revenue Code of 1986, as amended. In general, such original issue discount will equal the difference between the Note's "stated redemption price at maturity" and its "issue price." A Note's stated redemption price at maturity is equal to the sum of all payments provided for by the Note other than "qualified stated interest" payments. Qualified stated interest payments, in general, are interest payments that are unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in regulations issued by the U.S. Treasury Department that govern the federal income tax treatment of debt instruments issued with original issue discount. The issue price of a Note generally will equal the initial price at which a substantial amount of the Notes of the same class are sold to the public.

  A U.S. Holder of a Note as to which there is original issue discount should be aware that it generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding regardless of whether it uses a cash-basis or an accrual-basis method of accounting. Original issue discount accruals on a Note denominated in a foreign currency are computed in the first instance in that foreign currency and are then translated into U.S. dollars in the same manner that foreign currency interest accruals for accrual-basis U.S. Holders are translated into U.S. dollars. See Summary of United States Federal Income Tax Considerations--Payments of Interest above. U.S. Holders of Notes issued with original issue discount also will recognize income or loss from foreign currency-denominated original issue discount payments (OID Exchange Gain or Loss). OID Exchange Gain or Loss with respect to a foreign currency-denominated original issue discount payment is computed and treated in the same manner as Interest Exchange Gain or Loss with respect to a foreign currency-denominated interest payment received by an accrual-basis U.S. Holder. For that purpose, original issue discount is deemed to be received when the U.S. Holder receives the associated principal payment. See Summary of United States Federal Income Tax Considerations--Payments of Interest above.

PURCHASE AND DISPOSITION OF NOTES

  A U.S. Holder's tax basis in a Note generally will be its cost in U.S. dollars or the U.S. dollar value on the purchase date of any foreign currency exchanged for such Note. However, a U.S. Holder's tax basis in a Note that is redeemed in part prior to maturity will be reduced proportionately based on the amount of principal that is redeemed. Upon the sale, exchange, redemption or retirement of a Note, a U.S. Holder generally will recognize gain or loss equal to any difference between (i) the tax basis of the Note and (ii) the sum of the U.S. dollars or the U.S. dollar value of any foreign currency or other property received. If the U.S. Holder has held the Note for more than one year, such gain or loss generally will be long-term capital gain or loss. To the extent that such gain or loss is attributable to fluctuations in foreign currency exchange rates, however, it typically will be ordinary income or loss. Such ordinary income or loss generally will not be treated as interest income or expense except to the extent provided by administrative pronouncements of the service. The amount of gain or loss attributable to fluctuations in foreign currency exchange rates will equal the difference between (i) the sum of (A) the U.S. dollar value of the foreign currency principal amount of a Note, determined on the date the Note is disposed of, (B) in the case of a Note issued with original issue discount, the U.S. dollar value of any accrued original issue discount received, determined on the date the Note is disposed of, and (C) in the case of an accrual-basis Holder, the U.S. dollar value of any accrued interest received, determined on the date the Note is disposed of and (ii) the sum of (A) the U.S. dollar value of the foreign currency principal amount of the Note, determined on the date the Holder acquired the Note, (B) in the case of a Note issued with original issue discount, the U.S. dollar value of any accrued original issue discount received, determined at the Average Rate or the Elected Rate for the applicable accrual period, and (C) in the case of an accrual-basis Holder, the U.S. dollar value of any accrued interest received, determined at the Average Rate or the Elected Rate for the applicable accrual period. For purposes of the foregoing determination, the foreign currency principal amount of a Note generally equals, in the case of the original purchaser, the issue price in foreign currency of such Note, and in the case of a subsequent purchaser, the adjusted issue price in foreign currency of the Note on the date of acquisition by such purchaser. Gain or loss attributable to fluctuations in foreign currency exchange rates will be recognized only to the extent of the total gain or loss recognized by the Holder on the sale, exchange, redemption, or retirement of the Note. A U.S. Holder's tax basis in foreign currency or currency units received in exchange for a Note will be the U.S. dollar value of such foreign currency or currency units on the date received.

EXCHANGE OF FOREIGN CURRENCIES

  A U.S. Holder that disposes of foreign currency or currency units (for example, by using foreign currency to buy a Note or converting foreign currency-denominated payments to U.S. dollars) will recognize gain or loss equal to any difference between (i) the sum of the U.S. dollars and the fair market value on the exchange date of any property received in the exchange and
(ii) the tax basis of the foreign currency or currency units. That gain or loss generally will be ordinary income or loss.

BACKUP WITHHOLDING

  Payments of interest, principal or gross proceeds from disposition of a Note made to individuals or certain other non-corporate U.S. Holders generally will be subject to a 31% backup withholding tax if the U.S. Holder fails to furnish the payor with its correct taxpayer identification number and meet certain other requirements. Any such tax withheld generally will be allowable as a refund or a credit against the U.S. Holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

  The Notes are being offered on a continuing basis for sale by the Company through the Agents, who have agreed to use their best efforts to solicit purchases of the Notes. The Company will pay an Agent a commission in U.S. dollars ranging from .125% to .750% of the principal amount of each Note sold through such Agent depending on the Specified Currency and maturity of the Note. The Company may also sell Notes to any Agent at a discount from the principal amount thereof equal to such commission and such Agent may later resell such Notes to investors and other purchasers at varying prices related to prevailing market prices at the time of resale, as determined by such Agent or, if so agreed, at a fixed public offering price. The Company has reserved the right to appoint other agents from time to time to or through whom the Notes may be sold. The Notes may also be sold by the Company directly to purchasers. No commission will be payable to the Agents on Notes sold directly to purchasers by the Company.

  In addition, the Agents may offer the Notes they have purchased as principal to other dealers. The Agents may sell Notes to any dealer at a discount and, unless otherwise specified in the applicable Pricing Supplement, such discount allowed to any dealer may include all or part of the discount to be received from the Company. Unless otherwise indicated in the applicable Pricing Supplement, any Note sold to an Agent as principal will be purchased by such Agent at a price equal to 100% of the principal amount thereof less a percentage equal to the commission applicable to any agency sale of a Note of identical maturity. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price (in the case of Notes to be resold at a fixed public offering price), concession and discount may be changed.

  The Company reserves the right to withdraw, cancel or modify the offering of Notes at any time without notice and may reject orders in whole or in part whether placed directly with the Company or through the Agents. Each Agent will have the right, exercisable in its reasonable discretion, to reject any proposed purchase of Notes in whole or in part.

  The Notes are a new issue of securities with no established trading market. The Agents have informed the Company that they intend to make a market in the Notes, but are under no obligation to do so and any Agent may cease making a market in the Notes at any time. Therefore, no assurance can be given that a trading market for the Notes will exist in the future.

  Each of the Agents from time to time has acted as a financial advisor to the Company and has underwritten certain of the Company's public securities offerings.

  The Agents may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. The Company has agreed to indemnify the Agents against certain liabilities, including liabilities under such Act.

                                    EXPERTS

  The financial statements in the Company's Annual Report on Form 10-K filed with the Commission, which is incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report included in such Form 10-K. Such financial statements have been so incorporated in reliance upon the report of Deloitte & Touche LLP, also incorporated herein by reference, which report is given upon their authority as experts in accounting and auditing.

  Legal conclusions relating to the Company's franchises and title to its properties in the Company's Annual Report on Form 10-K and legal conclusions under Description of the Notes, including limitations upon the Company's issuance of bonds, herein have been reviewed by Hunton & Williams, Richmond, Virginia, except that, insofar as matters relating to title to properties are governed by the laws of West Virginia, they have been reviewed by Jackson & Kelly, Charleston, West Virginia. The statements are included on the authority of such firms, respectively, as experts.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Notes will be passed upon for the Company by Hunton & Williams, Richmond, Virginia, and, as to West Virginia law, by Jackson & Kelly, Charleston, West Virginia, and for any underwriters, dealers or agents, by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia, which also performs certain legal services for Dominion Resources and its affiliates on other matters.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR ANY SUPPLEMENT HERETO, IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE AGENTS. THIS PROSPECTUS AND ANY SUPPLEMENT HERETO DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITA-TION OF AN OFFER TO BUY, THE NOTES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO SHALL CREATE, UNDER ANY CIRCUMSTANCES, ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AF-FAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF, OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR OF SUCH SUPPLEMENT.

                               ----------------

                                   CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Important Information......................................................   2
The Prospectus.............................................................   3
The Company................................................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of the Notes...................................................   4
Foreign Currency Risks.....................................................  18
Summary of United States Federal Income Tax Considerations.................  19
Plan of Distribution.......................................................  22
Experts....................................................................  22
Legal Opinions.............................................................  23

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      VIRGINIA ELECTRIC AND POWER COMPANY

                          MEDIUM-TERM NOTES SERIES F

                               U.S. $200,000,000

                               ----------------

                                  PROSPECTUS

                               ----------------

                              MERRILL LYNCH & CO.

                             GOLDMAN, SACHS & CO.

                             MORGAN STANLEY & CO.
                                  INCORPORATED

                                 JUNE  , 1995

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  Securities and Exchange Commission Fee.............................. $ 68,966
  Fees and Expense of Trustee.........................................   30,000
  Printing Expenses...................................................   35,000
  Counsel Fees........................................................   90,000
  Rating Organization Fees............................................   35,000
  Accountant Fees.....................................................   25,000
  Miscellaneous.......................................................   16,034
                                                                       --------
    Total............................................................. $300,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Article VI of the Restated Articles of Incorporation, as amended, of the registrant provides that the registrant shall indemnify its directors and officers to the fullest extent permitted by law. Article 10, Chapter 9, Title
13.1 of the Code of Virginia of 1950, as amended, permits indemnification of directors and officers, but does not permit indemnification against willful misconduct or a knowing violation of the criminal law. The registrant maintains director and officer liability insurance protecting the registrant's directors and officers against certain claims resulting from their service in such capacities, and the registrant from the liability assumed by it in accordance with Article VI of its Restated Articles of Incorporation, as amended. The current policy covers all occurrences during the period ended September 1, 1995, and is expected to be renewed in the ordinary course of business. In general, the policy provides coverage for any misstatement, misleading statement, act, omission, neglect or breach of duty committed or attempted by a director or officer, but excludes, among other things, acts of deliberate dishonesty, and acts for personal profit or advantage to which the director or officer was not entitled.

ITEM 16. EXHIBITS.

  1      --Form of Distribution Agreement for the Notes between the Company and
          Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
          Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co.
          Incorporated (filed herewith).
  4(i)   --Trust Indenture, dated as of April 1, 1988, Exhibit 4(i), File No.
          33-21319, incorporated by reference; First Supplemental Indenture, dated August 1, 1989, Exhibit 4(ii), File No. 33-30532, incorporated by reference.
  4(ii)  --Form of Fixed Rate Medium-Term Note, Series F (filed herewith).
  4(iii) --Form of Floating Rate Medium-Term Note, Series F (filed herewith).
  5      --Legality Opinion of Hunton & Williams (filed herewith).
  8      --Tax Opinion of Hunton & Williams (filed herewith).
 12      --Statements regarding computation of ratios (filed herewith).
 23(i)   --Consents of Hunton & Williams (contained in Exhibits 5 and 8).
 23(ii)  --Consent of Jackson & Kelly (filed herewith).
 23(iii) --Consent of Deloitte & Touche LLP (filed herewith).
 24      --Power of Attorney (included herein).
 25      --Statement of eligibility of Trustee (filed herewith).

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes each Agent for Service named in the registration statement, as attorney-in-fact, to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement, and the registrant hereby confers like authority to sign and file on its behalf.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, HEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA, ON THE 14TH DAY OF JUNE, 1995.

                                          Virginia Electric and Power Company

                                                  /s/ John B. Adams, Jr.
                                          By __________________________________
                                            (JOHN B. ADAMS, JR.CHAIRMAN OF THE
                                                    BOARD OF DIRECTORS)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE 14TH DAY OF JUNE, 1995.

             SIGNATURES                             TITLE

       /s/ John B. Adams, Jr.             Chairman of the Board of
- -------------------------------------      Directors and Director
         JOHN B. ADAMS, JR.

          /s/ J. T. Rhodes                President (Chief
- -------------------------------------      Executive Officer) and
            J. T. RHODES                   Director

        /s/ Tyndall L. Baucom             Director
- -------------------------------------
          TYNDALL L. BAUCOM

         /s/ James F. Betts               Director
- -------------------------------------
           JAMES F. BETTS

                                          Director
- -------------------------------------
      BENJAMIN J. LAMBERT, III

     /s/ Richard L. Leatherwood           Director
- -------------------------------------
       RICHARD L. LEATHERWOOD

     /s/ Harvey L. Lindsay, Jr.           Director
- -------------------------------------
       HARVEY L. LINDSAY, JR.

         /s/ William T. Roos              Director
- -------------------------------------
           WILLIAM T. ROOS

        /s/ Richard L. Sharp              Director
- -------------------------------------
          RICHARD L. SHARP

        /s/ Robert H. Spilman             Director
- -------------------------------------
          ROBERT H. SPILMAN

        /s/ William G. Thomas             Director
- -------------------------------------
          WILLIAM G. THOMAS

          /s/ R. E. Rigsby                Senior Vice President--
- -------------------------------------      Finance and Controller
            R. E. RIGSBY                   (Chief Financial
                                           Officer and Principal
                                           Accounting Officer)

                               INDEX TO EXHIBITS

                                                                   PAGE NO. IN
                                                                   SEQUENTIALLY
                                                                     NUMBERED
                                                                   REGISTRATION
                                                                    STATEMENT
                                                                   ------------
  1      --Form of Distribution Agreement for the Notes between
          the Company and Merrill Lynch & Co., Merrill Lynch,
          Pierce, Fenner & Smith Incorporated, Goldman, Sachs &
          Co. and Morgan Stanley & Co. Incorporated (filed
          herewith).
  4(i)   --Trust Indenture, dated as of April 1, 1988, Exhibit
          4(i), File No. 33-21319, incorporated by reference;
          First Supplemental Indenture, dated August 1, 1989,
          Exhibit 4(ii), File No. 33-30532, incorporated by
          reference.
  4(ii)  --Form of Fixed Rate Medium-Term Note, Series F (filed herewith).
  4(iii) --Form of Floating Rate Medium-Term Note, Series F
          (filed herewith).
  5      --Legality Opinion of Hunton & Williams (filed
          herewith).
  8      --Tax Opinion of Hunton & Williams (filed herewith).
 12      --Statements regarding computation of ratios (filed
          herewith).
 23(i)   --Consents of Hunton & Williams (contained in Exhibits
          5 and 8).
 23(ii)  --Consent of Jackson & Kelly (filed herewith).
 23(iii) --Consent of Deloitte & Touche LLP (filed herewith).
 24      --Power of Attorney (included herein).
 25      --Statement of eligibility of Trustee (filed herewith).